Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2020 FINANCIAL RESULTS

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $431 Million, $1.13 Per Diluted Share; Full-Year 2020 GAAP Net Income Attributable to Common Stock of $871 Million, $2.25 Per Diluted Share

Fourth-Quarter “Core Earnings” Net Income Attributable to Common Stock of
$440 Million, $1.15 Per Diluted Share; Full-Year 2020 “Core Earnings” Net Income Attributable to Common Stock of $863 Million, $2.23 Per Diluted Share

Board of Directors Approves New $1.25 Billion Share Repurchase Program;
January 2021 Sale of $3 Billion of Private Education Loans
Supports Capital Return Program in 2021

NEWARK, Del., Jan. 27, 2021 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2020 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Jan. 28, 2021, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-356-5689 (USA and Canada) or 706-679-0623 (international) and use access code 7273338 starting at 7:45 a.m. ET. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Feb. 11, 2021, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 7273338.

A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@SallieMae.com

Sallie Mae Reports Fourth-Quarter and Full-Year 2020 Financial Results

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $431 Million, $1.13 Per Diluted Share; Full-Year 2020 GAAP Net Income Attributable to Common Stock of $871 Million, $2.25 Per Diluted Share

Fourth-Quarter “Core Earnings” Net Income Attributable to Common Stock of $440 Million, $1.15 Per Diluted Share; Full-Year 2020 “Core Earnings” Net Income Attributable to Common Stock of $863 Million, $2.23 Per Diluted Share

Board of Directors Approves New $1.25 Billion Share Repurchase Program;
January 2021 Sale of $3 Billion of Private Education Loans Supports Capital Return Program in 2021

“To say 2020 was an unprecedented year is an understatement. We were tested as individuals and as a nation, but we’ve persevered with resilience and resolve. At Sallie Mae, we faced challenges as well but in the face of adversity and uncertainty we continued to deliver for our customers. It’s a testament to our team members, their adaptability to an ever-changing environment, and more broadly, the strength of our core business.

Last year, we helped more than 420,000 students and families pay for college, originating $5.3 billion in high-quality, responsibly underwritten private student loans. In the heat of the pandemic, there was great uncertainty regarding its effect on our portfolio, highlighted by the number of customers utilizing our disaster forbearance. We are pleased, however, that as the economy and employment market for college graduates have begun to recover, our credit performance trends are normalizing more quickly than the economy as a whole, and the majority of our customers are back to making regular payments. In addition, our ability to sell loans at a premium early in 2020 provided the means to repurchase 14% of our outstanding shares since the beginning of the year.

Looking to 2021, we remain aligned and focused on our strategic imperatives that will drive our performance this year and beyond. We continue to make progress on the balance sheet composition and our capital priorities, which will help create shareholder value this year. We are off to a fast start, selling $3 billion in loans at higher premiums than in 2020. We will use the proceeds of this sale to support our capital return programs for 2021, further demonstrating our commitment to providing shareholder value.”
Jonathan Witter, CEO, Sallie Mae

Fourth-Quarter 2020 Highlights vs. Fourth-Quarter 2019 Highlights

•Net interest income of $367 million, down 13%.
•Private education loan originations of $627 million, down 13%.
•Average private education loans outstanding of $22.7 billion, down 2%.
•Average yield on the private education loan portfolio was 8.23%, down 89 basis points.
•Private education loan provisions for credit losses was $(353) million, down from $82 million.
•Reserve release of $206 million as a result of transferring $2.9 billion of loans to held-for-sale in Dec. 2020, in anticipation of Jan. 2021 sale; equivalent to $0.41 diluted earnings per common share for the full-year 2020.
•Private education loans held-for investment in forbearance were 4.3% of private education loans held-for investment in repayment and forbearance, up from 4.1%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 2.8%, unchanged from prior-year period.
•Issued $500 million of 4.20% unsecured senior notes due 2025.
•Repurchased 1,489,304 shares of Series B preferred stock through a cash tender offer.
•Paid fourth-quarter common stock dividend of $0.03 per share, unchanged from prior-year period.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

The following are significant items or events that occurred in the fourth-quarter 2020 or early 2021, as applicable:

Provisions for Credit Losses and Impact of COVID-19
   Improving economic forecasts and re-classification of $2.9 billion of loans from held-for-investment to held-for-sale resulted in downward adjustments to the provisions for credit losses in the fourth quarter of 2020.

   The fourth quarter of 2020 saw a rapid economic recovery from the initial onset of the COVID-19 pandemic. For the quarter ended Dec. 31, 2020, the company considered the current economic forecasts as well as how the continuing significant uncertainty may affect future unemployment rates and the economy in estimating the company’s allowance for credit losses. While we remain cautious about the near-term economic forecasts, we changed the economic scenarios used in determining the allowance for credit losses in the fourth quarter of 2020 to a more balanced formula from the scenarios used in the third quarter of 2020.

   Provisions for credit losses in the current quarter decreased by $414 million compared with the year-ago quarter. During the fourth quarter of 2020, the provisions for credit losses were affected primarily by a benefit of $31 million from improvements in the economic forecasts used compared to the third quarter of 2020, a benefit of $77 million from faster prepayment speeds, and a $206 million reversal of provisions for credit losses as a result of $2.9 billion of loans being transferred to held-for-sale from held-for-investment at the end of 2020. (See below for additional details). The benefit from faster prepayment speeds reflected actual loan prepayment speeds being higher than what our models were predicting due to the significant amount of COVID-19 related government stimulus. As COVID-19 continues to impact the economy, the company could continue to experience significant changes in its allowance for credit losses in 2021. See “Information on COVID-19 Impact on Sallie Mae” on page 6 below.

Progress on Balance Sheet and Capital Allocation
   The company continues to focus on optimizing its capital structure and appropriate capital allocation to create shareholder value.

Fourth-Quarter 2020
    On Oct. 29, 2020, the company issued at par $500 million of 4.20% unsecured Senior Notes due Oct. 29, 2025.

     In October 2020, the company initiated a cash tender offer to purchase up to 2,000,000 shares of its Series B preferred stock. On Nov. 30, 2020, the company accepted for purchase 1,489,304 shares of the Series B preferred stock at a purchase price of $45 per share plus an amount equal to accrued and unpaid dividends, for an aggregate purchase price of approximately $68 million, generating additional equity.

First-Quarter 2021
    On Jan. 8, 2021, the company sold $3 billion of its private education loans, including $2.8 billion of principal, $185 million in capitalized interest and $15 million in accrued interest, to an unaffiliated third party. At Dec. 31, 2020, the company reversed $206 million through the provisions for credit losses for the allowance related to these loans, when the loans were transferred from held-for-investment to held-for-sale.

    On Jan. 26, 2021, the company completed its $525 million accelerated share repurchase agreement (which was entered into on March 10, 2020). Upon final settlement on January 28, 2021, the company will receive an additional 13 million shares of common stock, and, in total, the company will have repurchased 58 million shares of common stock under the accelerated share repurchase agreement at an average price per share of $9.01.

2021 Share Repurchase Program*
   The company has been authorized to repurchase up to $1.25 billion in common stock in 2021, under a new share repurchase program, which is effective immediately and expires on Jan. 26, 2023. Repurchases may occur from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of the program or at all.

* See page 6 for a cautionary note regarding forward-looking statements.

The following provides guidance on the company’s performance in 2021.

Guidance*
   For 2021, the company expects the following:
•Full-year diluted GAAP earnings per common share of $2.20 - $2.40.
•Full-year Private Education Loan originations year-over-year growth of 6% - 7%.
•Full-year total loan portfolio net charge-offs of $260 million - $280 million.
•Full-year non-interest expenses of $525 million - $535 million.

* See page 6 for a cautionary note regarding forward-looking statements.

Quarterly and Full Year Financial Highlights

	4Q 2020	3Q 2020	4Q 2019	2020	2019
Income Statement ($ millions)
Total interest income	$480	$482	$600	$2,022	$2,331
Total interest expense	113	118	181	542	708
Net interest income	367	365	419	1,480	1,623
Less: provisions for credit losses	(316)	(4)	98	93	354
Total non-interest income (loss)	1	10	(4)	331	49
Total non-interest expenses	124	152	142	564	574
Income tax expense	127	55	35	273	165
Net income	433	171	141	881	578
Preferred stock dividends	2	2	4	10	17
Net income attributable to common stock	431	169	137	871	561
“Core Earnings” adjustments to GAAP(1)	9	10	4	(8)	(15)
Non-GAAP “Core Earnings” net income attributable to common stock(1)	440	179	142	863	547

Ending Balances ($ millions)
Private Education Loans held for investment, net	$18,437	$20,956	$22,897	$18,437	$22,897
FFELP Loans held for investment, net	735	743	784	735	784
Personal Loans held for investment, net	—	—	984	—	984
Credit Cards held for investment, net	11	11	4	11	4
Deposits	22,666	23,110	24,284	22,666	24,284
-Brokered	11,890	12,138	13,809	11,890	13,809
-Retail and other	10,776	10,972	10,475	10,776	10,475

Key Performance Metrics
Net interest margin	4.82%	4.79%	5.41%	4.81%	5.76%
Yield - Total interest-earning assets	6.30%	6.34%	7.75%	6.57%	8.27%
-Private Education Loans	8.23%	8.24%	9.12%	8.42%	9.32%
-Personal Loans	—%	12.86%	12.39%	12.43%	12.09%
Cost of Funds	1.60%	1.66%	2.52%	1.90%	2.72%
Return on Assets (“ROA”)(2)	5.6%	2.2%	1.8%	2.8%	2.0%
Non-GAAP “Core Earnings” ROA(3)	5.7%	2.4%	1.8%	2.8%	1.9%
Return on Common Equity (“ROCE”)(4)	87.3%	40.9%	19.2%	45.5%	20.7%
Non-GAAP “Core Earnings” ROCE(5)	89.0%	43.0%	19.8%	45.1%	20.1%

Per Common Share
GAAP diluted earnings per common share	$1.13	$0.45	$0.32	$2.25	$1.30
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$1.15	$0.47	$0.33	$2.23	$1.27
Average common and common equivalent shares outstanding (millions)	381	378	425	387	431

Footnotes:

(1) Sallie Mae provides a non-GAAP measure called “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2021 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 28, 2020) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Part II, Item 1A. “Risk Factors — COVID-19 Pandemic” in the company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 (filed with the SEC on April 22, 2020), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019 (filed with the SEC on Feb. 28, 2020) and subsequent filings with the SEC.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$4,455,292	$5,563,877
Investments:
Trading investments at fair value (cost of $12,551)	16,923	—
Available-for-sale investments at fair value (cost of $1,986,957 and $485,756, respectively)	1,996,634	487,669
Other investments	80,794	84,420
Total investments	2,094,351	572,089
Loans held for investment (net of allowance for losses of $1,361,723 and $441,912, respectively)	19,183,143	24,667,792
Loans held for sale	2,885,640	—
Restricted cash	154,417	156,883
Other interest-earning assets	42,874	52,564
Accrued interest receivable	1,387,305	1,392,725
Premises and equipment, net	154,670	134,749
Income taxes receivable, net	374,706	88,844
Tax indemnification receivable	18,492	27,558
Other assets	19,533	29,398
Total assets	$30,770,423	$32,686,479

Liabilities
Deposits	$22,666,039	$24,283,983
Short-term borrowings	—	289,230
Long-term borrowings	5,189,217	4,354,037
Upromise member accounts	—	192,662
Other liabilities	352,332	254,731
Total liabilities	28,207,588	29,374,643

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 4.0 million shares issued, respectively, at stated value of $100 per share	251,070	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 456.7 million and 453.6 million shares issued, respectively	91,346	90,720
Additional paid-in capital	1,331,247	1,307,630
Accumulated other comprehensive loss (net of tax benefit of $(10,908) and $(3,995), respectively)	(34,200)	(12,367)
Retained earnings	1,722,365	1,850,512
Total SLM Corporation stockholders’ equity before treasury stock	3,361,828	3,636,495
Less: Common stock held in treasury at cost: 81.4 million and 32.5 million shares, respectively	(798,993)	(324,659)
Total equity	2,562,835	3,311,836
Total liabilities and equity	$30,770,423	$32,686,479

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Interest income:
Loans	$475,725	$577,087	$1,989,004	$2,249,169
Investments	2,657	2,335	11,743	7,607
Cash and cash equivalents	1,173	21,044	20,913	74,256
Total interest income	479,555	600,466	2,021,660	2,331,032
Interest expense:
Deposits	74,336	141,769	393,194	547,746
Interest expense on short-term borrowings	3,418	2,493	14,459	6,193
Interest expense on long-term borrowings	35,264	37,103	134,014	153,778
Total interest expense	113,018	181,365	541,667	707,717
Net interest income	366,537	419,101	1,479,993	1,623,315
Less: provisions for credit losses	(316,372)	97,558	93,133	354,249
Net interest income after provisions for credit losses	682,909	321,543	1,386,860	1,269,066
Non-interest income (loss):
Gains (losses) on sales of loans, net	(247)	—	238,315	—
Gains (losses) on derivatives and hedging activities, net	136	(3,635)	49,544	17,825
Other income (loss)	1,043	(211)	43,590	31,102
Total non-interest income (loss)	932	(3,846)	331,449	48,927
Non-interest expenses:
Compensation and benefits	63,084	68,016	282,497	278,229
FDIC assessment fees	4,448	9,064	21,956	32,852
Other operating expenses	54,211	64,599	233,635	263,172
Total operating expenses	121,743	141,679	538,088	574,253
Restructuring expenses	2,088	—	26,215	—
Total non-interest expenses	123,831	141,679	564,303	574,253
Income before income tax expense	560,010	176,018	1,154,006	743,740
Income tax expense	127,310	34,666	273,316	165,464
Net income	432,700	141,352	880,690	578,276
Preferred stock dividends	1,734	3,885	9,734	16,837
Net income attributable to SLM Corporation common stock	$430,966	$137,467	$870,956	$561,439
Basic earnings per common share attributable to SLM Corporation	$1.15	$0.33	$2.27	$1.31
Average common shares outstanding	375,120	421,346	383,705	427,292
Diluted earnings per common share attributable to SLM Corporation	$1.13	$0.32	$2.25	$1.30
Average common and common equivalent shares outstanding	380,653	425,042	387,195	430,674
Declared dividends per common share attributable to SLM Corporation	$0.03	$0.03	$0.12	$0.12

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income	$432,700	$141,352	$880,690	$578,276
Other comprehensive income (loss):
Unrealized gains (losses) on investments	205	547	7,764	7,993
Unrealized gains (losses) on cash flow hedges	6,274	9,799	(36,511)	(38,414)
Total unrealized gains (losses)	6,479	10,346	(28,747)	(30,421)
Income tax (expense) benefit	(1,738)	(2,530)	6,914	7,431
Other comprehensive income (loss), net of tax (expense) benefit	4,741	7,816	(21,833)	(22,990)
Total comprehensive income	$437,441	$149,168	$858,857	$555,286

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019

“Core Earnings” adjustments to GAAP:
GAAP net income	$432,700	$141,352	$880,690	$578,276
Preferred stock dividends	1,734	3,885	9,734	16,837
GAAP net income attributable to SLM Corporation common stock	$430,966	$137,467	$870,956	$561,439

Adjustments:
Net impact of derivative accounting(1)	11,447	5,818	(10,164)	(19,469)
Net tax expense (benefit)(2)	2,795	1,422	(2,481)	(4,758)
Total “Core Earnings” adjustments to GAAP	8,652	4,396	(7,683)	(14,711)

“Core Earnings” attributable to SLM Corporation common stock	$439,618	$141,863	$863,273	$546,728

GAAP diluted earnings per common share	$1.13	$0.32	$2.25	$1.30
Derivative adjustments, net of tax	0.02	0.01	(0.02)	(0.03)
“Core Earnings” diluted earnings per common share	$1.15	$0.33	$2.23	$1.27
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank, where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2020	2019	2020	2019

Provisions for credit losses	$(316,372)	$97,558	$93,133	$354,249
Total portfolio net charge-offs	(61,198)	(69,539)	(216,036)	(253,143)

In 2020, we began to evaluate management’s performance internally using a measure that starts with “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.

Average Balance Sheets
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2020		2019		2020		2019
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$22,675,980	8.23%	$23,202,502	9.12%	$22,426,216	8.42%	$22,225,473	9.32%
FFELP Loans	743,330	3.47	791,430	4.64	757,953	3.76	814,198	4.79
Personal Loans	—	—	1,108,960	12.39	582,552	12.43	1,141,503	12.09
Taxable securities	2,058,595	0.50	456,106	2.06	1,547,837	0.73	324,849	2.35
Cash and other short-term investments	4,810,310	0.12	5,191,653	1.61	5,457,234	0.40	3,693,245	2.01
Total interest-earning assets	30,288,215	6.30%	30,750,651	7.75%	30,771,792	6.57%	28,199,268	8.27%

Non-interest-earning assets	683,472		1,371,139		236,536		1,318,290

Total assets	$30,971,687		$32,121,790		$31,008,328		$29,517,558

Average Liabilities and Equity
Brokered deposits	$11,963,884	1.55%	$13,331,782	2.48%	$12,777,874	1.84%	$11,760,646	2.66%
Retail and other deposits	10,844,293	1.01	10,315,056	2.25	10,772,161	1.47	9,588,747	2.44
Other interest-bearing liabilities(1)	5,323,987	2.89	4,877,868	3.22	4,982,771	2.98	4,658,075	3.43
Total interest-bearing liabilities	28,132,164	1.60%	28,524,706	2.52%	28,532,806	1.90%	26,007,468	2.72%

Non-interest-bearing liabilities	549,591		355,351		234,798		392,173
Equity	2,289,932		3,241,733		2,240,724		3,117,917
Total liabilities and equity	$30,971,687		$32,121,790		$31,008,328		$29,517,558

Net interest margin		4.82%		5.41%		4.81%		5.76%
______
(1)     Includes the average balance of our unsecured borrowings, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings per Common Share
Basic earnings per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Numerator:
Net income	$432,700	$141,352	$880,690	$578,276
Preferred stock dividends	1,734	3,885	9,734	16,837
Net income attributable to SLM Corporation common stock	$430,966	$137,467	$870,956	$561,439
Denominator:
Weighted average shares used to compute basic EPS	375,120	421,346	383,705	427,292
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	5,533	3,696	3,490	3,382
Weighted average shares used to compute diluted EPS	380,653	425,042	387,195	430,674

Basic earnings per common share attributable to SLM Corporation	$1.15	$0.33	$2.27	$1.31

Diluted earnings per common share attributable to SLM Corporation	$1.13	$0.32	$2.25	$1.30

    __________

(1)     Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.
(2)  For the quarters and years ended December 31, 2020 and 2019, securities covering no shares were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Credit Losses Metrics

	Allowance for Credit Losses
	Quarter Ended December 31, 2020
	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,363	$1,728,811	$1,385	$1,734,559
Transfer from unfunded commitment liability(1)	—	41,253	—	41,253
Provisions:
Provision for current period	135	(147,494)	137	(147,222)
Loan transfer to held-for-sale	—	(205,669)	—	(205,669)
Total provisions(2)	135	(353,163)	137	(352,891)
Net charge-offs:
Charge-offs	(120)	(66,780)	(23)	(66,923)
Recoveries	—	5,723	2	5,725
Net charge-offs	(120)	(61,057)	(21)	(61,198)
Ending Balance	$4,378	$1,355,844	$1,501	$1,361,723
Allowance:
Ending balance: individually evaluated for impairment	$—	$104,265	$—	$104,265
Ending balance: collectively evaluated for impairment	$4,378	$1,251,579	$1,501	$1,257,458
Loans:
Ending balance: individually evaluated for impairment	$—	$1,274,590	$—	$1,274,590
Ending balance: collectively evaluated for impairment	$737,593	$18,454,747	$12,238	$19,204,578
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.09%	1.52%	0.71%
Allowance as a percentage of the ending total loan balance	0.59%	6.87%	12.27%
Allowance as a percentage of the ending loans in repayment(3)	0.76%	9.48%	12.27%
Allowance coverage of net charge-offs (annualized)	9.12	5.55	17.87
Ending total loans, gross	$737,593	$19,729,337	$12,238
Average loans in repayment(3)	$561,150	$16,058,960	$11,817
Ending loans in repayment(3)	$573,361	$14,304,821	$12,238
________
(1) See “Unfunded Loan Commitments” on page 19 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.

(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Quarter Ended December 31, 2020
Private Education Loan provisions for credit losses:
Provisions for credit losses	$(353,163)
Provisions for unfunded loan commitments	36,519
Total Private Education Loan provisions for credit losses	(316,644)

Other impacts to the provisions for credit losses:
FFELP Loans	135
Credit Cards	137
Total	272
Provisions for credit losses reported in consolidated statements of income	$(316,372)

(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Credit Losses
	Quarter Ended December 31, 2019
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$1,689	$342,544	$70,173	$—	$414,406
Total provisions	158	82,281	14,503	103	97,045
Net charge-offs:
Charge-offs	(214)	(57,621)	(20,362)	(1)	(78,198)
Recoveries	—	7,096	1,563	—	8,659
Net charge-offs	(214)	(50,525)	(18,799)	(1)	(69,539)
Ending Balance	$1,633	$374,300	$65,877	$102	$441,912
Allowance:
Ending balance: individually evaluated for impairment	$—	$186,697	$—	$—	$186,697
Ending balance: collectively evaluated for impairment	$1,633	$187,603	$65,877	$102	$255,215
Loans:
Ending balance: individually evaluated for impairment	$—	$1,581,966	$—	$—	$1,581,966
Ending balance: collectively evaluated for impairment	$783,306	$21,607,625	$1,049,007	$3,884	$23,443,822
Net charge-offs as a percentage of average loans in repayment (annualized)(1)	0.14%	1.24%	6.82%	0.17%
Allowance as a percentage of the ending total loan balance	0.21%	1.61%	6.28%	2.63%
Allowance as a percentage of the ending loans in repayment(1)	0.26%	2.23%	6.28%	2.63%
Allowance coverage of net charge-offs (annualized)	1.91	1.85	0.88	25.50
Ending total loans, gross	$783,306	$23,189,591	$1,049,007	$3,884
Average loans in repayment(1)	$617,406	$16,359,538	$1,102,953	$2,373
Ending loans in repayment(1)	$617,646	$16,787,670	$1,049,007	$3,884

____________

(1) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Credit Losses
	Year Ended December 31, 2020
	FFELP Loans	Private Education Loans	Personal Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$1,633	$374,300	$65,877	$102	$441,912
Day 1 adjustment for the adoption of CECL	2,852	1,060,830	79,183	188	1,143,053
Balance on January 1, 2020	4,485	1,435,130	145,060	290	1,584,965
Transfer from unfunded commitment liability(1)	—	320,808	—	—	320,808
Provisions:
Provision for current period	412	148,673	40,485	1,328	190,898
Loan sale reduction to provision	—	(161,793)	(42,916)	—	(204,709)
Loan transfer to held-for-sale	—	(205,669)	—	—	(205,669)
Total provisions(2)	412	(218,789)	(2,431)	1,328	(219,480)
Net charge-offs:
Charge-offs	(519)	(205,326)	(39,079)	(119)	(245,043)
Recoveries	—	24,021	4,984	2	29,007
Net charge-offs	(519)	(181,305)	(34,095)	(117)	(216,036)
Loan sales	—	—	(108,534)	—	(108,534)
Ending Balance	$4,378	$1,355,844	$—	$1,501	$1,361,723
Allowance:
Ending balance: individually evaluated for impairment	$—	$104,265	$—	$—	$104,265
Ending balance: collectively evaluated for impairment	$4,378	$1,251,579	$—	$1,501	$1,257,458
Loans:
Ending balance: individually evaluated for impairment	$—	$1,274,590	$—	$—	$1,274,590
Ending balance: collectively evaluated for impairment	$737,593	$18,454,747	$—	$12,238	$19,204,578
Net charge-offs as a percentage of average loans in repayment(3)	0.09%	1.17%	—%	1.26%
Allowance as a percentage of the ending total loan balance	0.59%	6.87%	—%	12.27%
Allowance as a percentage of the ending loans in repayment(3)	0.76%	9.48%	—%	12.27%
Allowance coverage of net charge-offs	8.44	7.48	—	12.83
Ending total loans, gross	$737,593	$19,729,337	$—	$12,238
Average loans in repayment(3)	$549,584	$15,518,851	$—	$9,286
Ending loans in repayment(3)	$573,361	$14,304,821	$—	$12,238

________
(1) See “Unfunded Loan Commitments” on page 19 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.

(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Year Ended December 31, 2020
Private Education Loan provisions for credit losses:
Provisions for credit losses	$(218,789)
Provisions for unfunded loan commitments	312,613
Total Private Education Loan provisions for credit losses	93,824

Other impacts to the provisions for credit losses:
Personal Loans	(2,431)
FFELP Loans	412
Credit Cards	1,328
Total	(691)
Provisions for credit losses reported in consolidated statements of income	$93,133

(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Credit Losses
	Year Ended December 31, 2019
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$977	$277,943	$62,201	$—	$341,121
Total provisions	1,478	279,570	72,783	103	353,934
Net charge-offs:
Charge-offs	(822)	(208,978)	(74,313)	(1)	(284,114)
Recoveries	—	25,765	5,206	—	30,971
Net charge-offs	(822)	(183,213)	(69,107)	(1)	(253,143)
Ending Balance	$1,633	$374,300	$65,877	$102	$441,912
Allowance:
Ending balance: individually evaluated for impairment	$—	$186,697	$—	$—	$186,697
Ending balance: collectively evaluated for impairment	$1,633	$187,603	$65,877	$102	$255,215
Loans:
Ending balance: individually evaluated for impairment	$—	$1,581,966	$—	$—	$1,581,966
Ending balance: collectively evaluated for impairment	$783,306	$21,607,625	$1,049,007	$3,884	$23,443,822
Net charge-offs as a percentage of average loans in repayment(1)	0.13%	1.17%	6.07%	0.13%
Allowance as a percentage of the ending total loan balance	0.21%	1.61%	6.28%	2.63%
Allowance as a percentage of the ending loans in repayment(1)	0.26%	2.23%	6.28%	2.63%
Allowance coverage of net charge-offs	1.99	2.04	0.95	102.00
Ending total loans, gross	$783,306	$23,189,591	$1,049,007	$3,884
Average loans in repayment(1)	$631,029	$15,605,927	$1,138,887	$786
Ending loans in repayment(1)	$617,646	$16,787,670	$1,049,007	$3,884
________
(1)Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Unfunded Loan Commitments

	Quarters Ended December 31,
	2020		2019
(Dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$114,778	$1,771,127	$1,967	$2,234,110
Provisions/New commitments - net(1)	36,519	527,615	1,017	391,118
Transfer - funded loans(2)	(41,253)	(625,724)	(503)	(714,625)
Ending Balance	$110,044	$1,673,018	$2,481	$1,910,603

	Years Ended December 31,
	2020		2019
(Dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$2,481	$1,910,603	$2,165	$2,010,744
Day 1 adjustment for the adoption of CECL	115,758	—	—	—
Balance at January 1, 2020	118,239	1,910,603	2,165	2,010,744
Provisions/New commitments - net(1)	312,613	5,070,175	6,533	5,513,790
Transfer - funded loans(2)	(320,808)	(5,307,760)	(6,217)	(5,613,931)
Ending Balance	$110,044	$1,673,018	$2,481	$1,910,603
________________
(1)     Net of expirations of commitments unused.

(2)     When a loan commitment is funded, its related liability for credit losses (which originally was recorded as a provision for unfunded loan commitments) is transferred to the allowance for credit losses.

Private Education Loans Held for Investment - Key Credit Quality Indicators

	Private Education Loans Held for Investment
	Credit Quality Indicators
	December 31, 2020		December 31, 2019
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$17,378,282	88%	$20,709,636	89%
Without cosigner	2,351,055	12	2,479,955	11
Total	$19,729,337	100%	$23,189,591	100%

FICO at Original Approval(2):
Less than 670	$1,441,171	7%	$1,665,589	7%
670-699	3,031,266	16	3,570,025	16
700-749	6,510,093	33	7,670,748	33
Greater than or equal to 750	8,746,807	44	10,283,229	44
Total	$19,729,337	100%	$23,189,591	100%

FICO-Refreshed(2)(3):
Less than 670	$2,199,038	11%	$2,979,437	13%
670-699	2,289,210	12	2,883,122	13
700-749	5,780,999	29	6,806,602	29
Greater than or equal to 750	9,460,090	48	10,520,430	45
Total	$19,729,337	100%	$23,189,591	100%

Seasoning(4):
1-12 payments	$4,498,496	23%	$5,351,702	23%
13-24 payments	3,346,831	17	4,004,151	17
25-36 payments	2,345,094	12	2,902,365	12
37-48 payments	1,719,461	9	2,213,944	10
More than 48 payments	3,040,415	15	3,030,024	13
Not yet in repayment	4,779,040	24	5,687,405	25
Total	$19,729,337	100%	$23,189,591	100%
    ______
(1)Balance represents gross Private Education Loans held for investment.
(2)Represents the higher credit score of the cosigner or the borrower.
(3)Represents the FICO score updated as of the fourth-quarter 2020.
(4)Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Delinquencies - Private Education Loans Held for Investment

The following table provides information regarding the loan status of our Private Education Loans held for investment. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but for purposes of the following table, do not include those loans while they are in forbearance).

	Private Education Loans Held for Investment
	December 31,		December 31,
	2020		2019
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)(2)	$4,779,040		$5,687,405
Loans in forbearance(1)(3)	645,476		714,516
Loans in repayment and percentage of each status(1):
Loans current	13,898,948	97.2%	16,315,651	97.2%
Loans delinquent 31-60 days(4)	205,528	1.4	288,051	1.7
Loans delinquent 61-90 days(4)	119,643	0.8	121,302	0.7
Loans delinquent greater than 90 days(4)	80,702	0.6	62,666	0.4
Total Private Education Loans in repayment	14,304,821	100.0%	16,787,670	100.0%
Total Private Education Loans, gross	19,729,337		23,189,591
Private Education Loans deferred origination costs and unamortized premium/(discount)	63,475		81,224
Total Private Education Loans	19,792,812		23,270,815
Private Education Loans allowance for losses	(1,355,844)		(374,300)
Private Education Loans, net	$18,436,968		$22,896,515
Percentage of Private Education Loans in repayment		72.5%		72.4%
Delinquencies as a percentage of Private Education Loans in repayment		2.8%		2.8%
Loans in forbearance as a percentage of Private Education Loans in repayment and forbearance		4.3%		4.1%
_______
(1)For some students, going back to school in the fall was not an option because of the pandemic, or for other reasons. Therefore, some students are taking a “gap year” before returning to school. In 2020, for those students that had unexpectedly separated from school, we provided an extension of time through fall 2021 to re-enroll, before beginning their grace period that occurs prior to entering full principal and interest payments. At December 31, 2020, the loans in the “in-school/grace/deferment” category above include $401 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period. At December 31, 2020, the loans in the “in forbearance” category above include $30 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period. At December 31, 2020, the loans in the “in repayment” category above include $609 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period.
(2)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).
(3)Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.
(4)The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loans Held for Investment Portfolio
Ending Loans Held for Investment Balances, net

	December 31, 2020
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment Portfolio
Total loan portfolio:
In-school(1)	$3,582,394	$81	$—	$3,582,475
Grace, repayment and other(2)(3)	16,146,943	737,512	12,238	16,896,693
Total, gross	19,729,337	737,593	12,238	20,479,168
Deferred origination costs and unamortized premium/(discount)	63,475	1,993	230	65,698
Allowance for credit losses	(1,355,844)	(4,378)	(1,501)	(1,361,723)
Total loans held for investment portfolio, net	$18,436,968	$735,208	$10,967	$19,183,143

% of total	96%	4%	—%	100%
_______

(1)Loans for customers still attending school and who are not yet required to make payments on the loans. For some students, going back to school in the fall was not an option because of the pandemic, or for other reasons. Therefore, some students are taking a “gap year” before returning to school. In 2020, for those students that had unexpectedly separated from school, we provided an extension of time through fall 2021 to re-enroll, before beginning their grace period that occurs prior to entering full principal and interest payments. At December 31, 2020, the loans in the “in-school” category include $254 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period and, therefore, currently are not required to make any payments.

(2)At December 31, 2020, the loans in the “grace, repayment and other” category include (a) $147 million of Private Education Loans whose borrowers are in a grace or deferred status and who did not return to school in the fall of 2020, who received such extension of time from us to re-enroll before beginning their grace period and, therefore, currently are not required to make any payments and, (b) $639 million of Private Education Loans whose borrowers are in a forbearance or repayment status and who did not return to school in the fall of 2020 and who received such extension of time from us to re-enroll before beginning their grace period.

(3)Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	December 31, 2019
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Loans Held for Investment Portfolio
Total loan portfolio:
In-school(1)	$4,288,239	$81	$—	$—	$4,288,320
Grace, repayment and other(2)	18,901,352	783,225	1,049,007	3,884	20,737,468
Total, gross	23,189,591	783,306	1,049,007	3,884	25,025,788
Deferred origination costs and unamortized premium/(discount)	81,224	2,143	513	36	83,916
Allowance for credit losses	(374,300)	(1,633)	(65,877)	(102)	(441,912)
Total loans held for investment portfolio, net	$22,896,515	$783,816	$983,643	$3,818	$24,667,792

% of total	93%	3%	4%	—%	100%

_______
(1) Loans for customers still attending school and who are not yet required to make payments on the loans.
(2) Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Average Loans Held for Investment Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2020		2019		2020		2019
Private Education Loans	$22,675,980	97%	$23,202,502	93%	$22,426,216	94%	$22,225,473	92%
FFELP Loans	743,330	3	791,430	3	757,953	3	814,198	3
Personal Loans	—	—	1,108,960	4	582,552	3	1,141,503	5
Total portfolio	$23,419,310	100%	$25,102,892	100%	$23,766,721	100%	$24,181,174	100%

Loans Held for Investment Activity

	Quarter Ended December 31, 2020
(Dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$20,955,922	$743,220	$10,629	$21,709,771
Acquisitions and originations:
Fixed-rate	297,202	—	—	297,202
Variable-rate	335,707	—	9,070	344,777
Total acquisitions and originations	632,909	—	9,070	641,979
Capitalized interest and deferred origination cost premium amortization	281,760	8,362	(252)	289,870
Loan consolidations to third-parties	(397,787)	(4,584)	—	(402,371)
Allowance	372,967	(15)	(116)	372,836
Transfer to loans held for sale	(2,885,640)	—	—	(2,885,640)
Repayments and other	(523,163)	(11,775)	(8,364)	(543,302)
Ending balance	$18,436,968	$735,208	$10,967	$19,183,143

	Quarter Ended December 31, 2019
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$22,855,728	$798,682	$1,062,254	$1,143	$24,717,807
Acquisitions and originations:
Fixed-rate	449,271	—	73,601	—	522,872
Variable-rate	273,315	—	—	4,407	277,722
Total acquisitions and originations	722,586	—	73,601	4,407	800,594
Capitalized interest and deferred origination cost premium amortization	352,034	6,832	(102)	—	358,764
Loan consolidations to third-parties	(466,152)	(5,519)	—	—	(471,671)
Allowance	(31,756)	56	4,296	(102)	(27,506)
Repayments and other	(535,925)	(16,235)	(156,406)	(1,630)	(710,196)
Ending balance	$22,896,515	$783,816	$983,643	$3,818	$24,667,792

	Year Ended December 31, 2020
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$22,896,515	$783,816	$983,643	$3,818	$24,667,792
Day 1 CECL Adjustment to Allowance	(1,060,830)	(2,852)	(79,183)	(188)	(1,143,053)
Balance on January 1, 2020	21,835,685	780,964	904,460	3,630	23,524,739
Acquisitions and originations:
Fixed-rate	2,903,258	—	41	—	2,903,299
Variable-rate	2,439,029	—	—	35,955	2,474,984
Total acquisitions and originations	5,342,287	—	41	35,955	5,378,283
Capitalized interest and deferred origination cost premium amortization	616,115	27,558	(253)	(819)	642,601
Sales	(2,925,478)	—	(588,285)	—	(3,513,763)
Loan consolidations to third-parties	(1,482,971)	(21,243)	—	—	(1,504,214)
Allowance	79,285	107	36,526	(1,211)	114,707
Transfer to loans held for sale	(2,885,640)	—	—	—	(2,885,640)
Repayments and other	(2,142,315)	(52,178)	(352,489)	(26,588)	(2,573,570)
Ending balance	$18,436,968	$735,208	$—	$10,967	$19,183,143

	Year Ended December 31, 2019
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Loans Held for Investment
Beginning balance	$20,294,843	$847,889	$1,128,187	$—	$22,270,919
Acquisitions and originations:
Fixed-rate	3,784,860	—	480,398	—	4,265,258
Variable-rate	1,866,914	—	—	5,933	1,872,847
Total acquisitions and originations	5,651,774	—	480,398	5,933	6,138,105
Capitalized interest and deferred origination cost premium amortization	722,153	28,258	(323)	—	750,088
Loan consolidations to third-parties	(1,512,279)	(27,461)	—	—	(1,539,740)
Allowance	(96,357)	(656)	(3,676)	(102)	(100,791)
Repayments and other	(2,163,619)	(64,214)	(620,943)	(2,013)	(2,850,789)
Ending balance	$22,896,515	$783,816	$983,643	$3,818	$24,667,792

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

	Quarters Ended December 31,
(Dollars in thousands)	2020	%	2019	%
Smart Option - interest only(1)	$145,000	23%	$158,611	22%
Smart Option - fixed pay(1)	175,234	28	193,667	27
Smart Option - deferred(1)	200,807	32	244,555	34
Smart Option - principal and interest	1,325	—	1,325	—
Graduate Loan	95,906	15	106,233	15
Parent Loan	8,709	2	12,180	2
Total Private Education Loan originations	$626,981	100%	$716,571	100%

Percentage of loans with a cosigner	82.6%		83.2%
Average FICO at approval(2)	751		745

	Years Ended December 31,
(Dollars in thousands)	2020	%	2019	%
Smart Option - interest only(1)	$1,222,148	23%	$1,234,246	22%
Smart Option - fixed pay(1)	1,498,578	28	1,560,496	28
Smart Option - deferred(1)	1,912,978	36	2,082,147	37
Smart Option - principal and interest	9,559	—	9,806	—
Graduate Loan	579,451	11	622,181	11
Parent Loan	98,023	2	115,910	2
Total Private Education Loan originations	$5,320,737	100%	$5,624,786	100%

Percentage of loans with a cosigner	86.0%		86.6%
Average FICO at approval(2)	749		746

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(1)      Interest only, fixed pay and deferred describe the payment option while in school or in grace period. See Item 1. “Business - Our Business - Private Education Loans” in the 2019 Form 10-K for a further discussion.

(2)    Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest-bearing deposits are summarized as follows:

	December 31, 2020		December 31, 2019
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$10,159,657	0.83%	$9,616,547	2.04%
Savings	907,976	0.55	718,616	1.71
Certificates of deposit	11,597,266	1.34	13,947,743	2.44
Deposits - interest-bearing	$22,664,899		$24,282,906
        _____
        (1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

Sallie Mae Bank’s required and actual regulatory capital amounts and ratios under U.S. Basel III are shown in the following table.

	Actual		U.S. Basel III Minimum Requirements Plus Buffer(1)(2)
(Dollars in thousands)	Amount	Ratio	Amount		Ratio
As of December 31, 2020:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,579,005	14.0%	$1,794,780	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,579,005	14.0%	$2,179,375	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,849,820	15.0%	$2,692,169	>	10.5%
Tier 1 Capital (to Average Assets)	$3,579,005	11.3%	$1,264,424	>	4.0%

As of December 31, 2019:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,264,309	12.2%	$1,876,050	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,264,309	12.2%	$2,278,060	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,600,668	13.4%	$2,814,074	>	10.5%
Tier 1 Capital (to Average Assets)	$3,264,309	10.2%	$1,282,642	>	4.0%
________________

(1)     Reflects the U.S. Basel III minimum required ratio plus the applicable capital conservation buffer.

(2)    The Bank’s regulatory capital ratios also exceeded all applicable standards for the Bank to qualify as “well capitalized” under the prompt corrective action framework.